Exhibit 8.1

List of Significant Subsidiaries

I. Subsidiaries

Germany

Siemens Business Services GmbH & Co. OHG, Munich
Siemens Dematic AG, Munich
Siemens VDO Automotive AG, Munich
OSRAM GmbH, Munich
Siemens Financial Services GmbH, Munich
Siemens Real Estate GmbH & Co. OHG, Munich

Europe (excluding Germany)

Siemens Holding S.A./N.V., Saint-Gilles (Bruxelles)
Siemens A/S, Ballerup (Copenhagen)
AS Siemens, Tallinn
Siemens Oy, Espoo (Helsinki)
Siemens S.A.S., Saint-Denis
OSRAM S.A.S., Molsheim
Siemens VDO Automotive S.A.S., Toulouse
Siemens A.E., Elektrotechnische Projekte und Erzeugnisse, Athens
Siemens plc, Bracknell, Berkshire
OSRAM Ltd., Langley (London)
Siemens Ltd., Dublin
Siemens S.p.A., Milano
OSRAM S.p.A. Società Riunite OSRAM-Edison-Clerici, Milano
Siemens d.d., Zagreb
Siemens SIA, Riga
UAB Siemens, Vilnius
Siemens Nederland N.V., The Hague
Siemens AS, Oslo
Siemens Aktiengesellschaft Österreich, Vienna
Siemens Sp.z.o.o., Warswaw
Siemens S.A., Lisbon
OOO Siemens, Moscow
Siemens AB, Stockholm
Siemens-Elema AB, Stockholm
Siemens Schweiz AG, Zurich
Siemens Building Technologies AG, Zurich
Siemens d.o.o., Ljubljana
Siemens s.r.o., Bratislava
Siemens S.A., Madrid
Siemens VDO Automotive S.A., Barcelona
Siemens s.r.o., Prague
Siemens Elektromotory s.r.o., Mohelnice
VDO Cèska republika spol.s.r.o., Brandys
Siemens Sanayi ve Ticaret A.S., Istanbul
Siemens Rt., Budapest

List of Subsidiaries and Associated Companies as of September 30, 2003

America

Siemens USA (Group)

including:	Siemens Information and Communication Networks, Inc., Boca Raton, FL
Siemens Information and Communication Mobile LLC, San Diego, CA
Siemens Business Services, Inc., Norwalk, CT
Siemens Energy & Automation, Inc., Alpharetta, GA
Siemens Dematic Corp., Grand Rapids, MI
Siemens Dematic Postal Automation, Inc., Arlington, TX
Siemens Building Technologies, Inc., Buffalo Grove, IL
Siemens Westinghouse Power Corp., Orlando, FL
Siemens Power Transmission & Distribution, Inc., Raleigh, NC
Siemens Transportation Systems, Inc., Sacramento, CA
Siemens VDO Automotive Corp., Auburn Hills, MI
Siemens Medical Solutions Health Services Corp., Malvern, PA
Siemens Medical Solutions USA, Inc., Malvern, PA
OSRAM Sylvania, Inc., Danvers, MA

Siemens Canada Ltd., Mississauga, Ontario
Siemens VDO Automotive, Inc., Chatham, Ontario
Grupo Siemens S.A. de C.V., México D.F.
OSRAM de México S.A. de C.V., Tultitlán
Siemens S.A., San José
Siemens Electrotécnica S.A., Ciudad de Guatemala
Siemens S.A., Buenos Aires
OSRAM Argentina S.A.C.I., Buenos Aires
Siemens Ltda., São Paulo
OSRAM do Brasil Lampadas Elétricas Ltda., Osasco
Siemens S.A., Santiago de Chile
Siemens S.A., Bogotá
Siemens S.A., Caracas

Asia / Pacific

Siemens Ltd., Bayswater
Siemens Ltd., Beijing
Siemens Ltd., Hong Kong
Siemens Ltd., Mumbai
P.T. Siemens Indonesia, Jakarta
Siemens K.K., Tokyo
Siemens-Asahi Medical Technologies Ltd., Tokyo
OSRAM-MELCO Ltd., Yokohama
Siemens Ltd., Seoul
Siemens Pakistan Engineering Co. Ltd., Karachi
Siemens, Inc., Manila
Siemens Pte. Ltd., Singapore
Siemens Ltd., Taipei
Siemens Telecommunication Systems Ltd., Taipei
Siemens Ltd., Bangkok

Other countries

Siemens Ltd., Cairo
Siemens Israel Ltd., Tel Aviv
Siemens S.A., Casablanca
Siemens Ltd., Dschidda
Siemens Ltd., Johannesburg
Siemens LLC, Abu Dhabi

II. Associated Companies

BSH Bosch und Siemens Hausgeräte GmbH, Munich
Fujitsu Siemens Computers (Holding) B.V., Amsterdam
Infineon Technologies AG, Munich